Exhibit 99.1

For:	Crocs, Inc.

Company Contact:	Jennifer Almquist/Director of Investor Relations
Tia Mattson/ Media Relations
(303) 848-7000

Investor Contact:	ICR, Inc.
Chad Jacobs/Brendon Frey
(203) 682-8200

CROCS, INC. REPORTS FISCAL 2009 SECOND QUARTER FINANCIAL RESULTS

Second Quarter Revenue of $198 Million Exceeds Guidance

Cash Increases 50% to $78 Million in First Half of 2009

Announces Full Repayment of Outstanding Credit Facility

Reduces Inventory 22% Since Year End 2008

NIWOT, COLORADO — August 6, 2009 — Crocs, Inc. (NASDAQ: CROX) today reported financial results for the second quarter ended June 30, 2009.

Q2 2009 revenue of $197.7 million exceeded Company guidance for the quarter.  Revenue in the comparable quarter of 2008 was $222.8 million.

On a non-GAAP basis, the Company’s Q2 2009 net loss after taxes was $5.0 million, or a loss of $0.06 per diluted share, which is better than the range the Company previously provided when it guided to a non-GAAP Q2 2009 loss per diluted share of $0.31 to $0.15.  The Company generated non-GAAP income before taxes of $2.6 million in Q2 2009.  Non-GAAP Q2 2009 operating results exclude the effects of the following:

•                  $34.8 million in impairment and restructuring charges,

•                  $16.3 million in additional stock-based compensation expense related to the previously announced Q2 2009 tender offer, and

•                  $3.1 million in net charitable donations.

These were offset by the following favorable impacts:

•                  $25.3 million gross margin impact related to sales of product that had been previously impaired and

•                  $3.6 million gain from foreign currency exchange rate fluctuations during the second quarter.

On a GAAP basis, the Company reported a net loss of $30.3 million in the second quarter of 2009 with a diluted loss per share of ($0.36), compared to Q2 2008 net income of $2.1 million, or $0.03 per diluted share.

Year-over-year second quarter changes in the Company’s channel revenue streams were as follows:

•                  Retail sales increased 58.9% to $55.3 million;

•                  Internet sales increased 24.8% to $17.4 million; and

•                  Wholesale sales decreased 28.2% to $125.0 million.

Changes in the Company’s regional revenue streams during the same periods were as follows:

•                  Asia increased 30.5% to $80.0 million;

•                  Americas decreased 19.4% to $85.5 million; and

•                  Europe decreased 41.8% to $32.2 million.

The Company’s second quarter 2009 revenue included $23.7 million in sales of previously impaired footwear.  The Company’s sales of non-impaired product for Q2 2009 were $174.0 million, which exceeded the Company’s guidance of sales between $135.0 million and $160.0 million for second quarter.

Balance Sheet

The Company’s cash and cash equivalents increased 50% to $77.5 million at June 30, 2009 from $51.7 million as of December 31, 2008.  The strong quarter end cash position allowed the Company to completely repay the $17.3 million borrowed under the Company’s credit facility as of June 30, 2009 subsequent to the end of the second quarter.  The credit facility was extinguished on August 3, 2009, ahead of its September 30, 2009 maturity date.  The Company has signed a term sheet with a well-known lender and intends to secure a new asset-backed revolving credit facility by the end of the third quarter.

Inventory decreased 22% since December 31, 2008 to $111.6 million at June 30, 2009 as the Company continued its efforts to reduce inventory on hand.

The Company had accounts receivable of $67.0 million as of June 30, 2009 compared to $35.3 million at December 31, 2008 as a result of higher sales in the quarter. Days sales outstanding decreased from 52.3 days for the three months ended June 30, 2008 to 30.9 days for the three months ended June 30, 2009.

Net capital expenditures in the second quarter of 2009 were $9.7 million compared to $21.3 million the second quarter of 2008.

Working capital improved to $153.0 million during the quarter, an increase from $145.8 million as of December 31, 2008.

“Our second quarter performance reflects the tangible business improvements we’re continuing to make and underscores the enduring consumer appeal of the Crocs brand,” said John Duerden, President and Chief Executive Officer.  “Our top-line results were better than expected driven by strong gains in our retail channel, as consumers responded positively to the broad product assortment now available at our Company-operated locations.  We continue to gain market share in Asia, where our business has been strong in recent quarters.  We strengthened our balance sheet, reducing inventory and repaying all outstanding borrowings under our credit facility. While we are encouraged by our progress, we are clearly not satisfied with these results. We intend to reduce expenses, improve our cash position and making targeted investments in our systems and procedures to serve customers better and to increase productivity.”

Duerden continued, “We’ve made substantial progress on the disposal of our excess inventory in a responsible manner.  Our U.S. distribution facilities have been consolidated down from seven locations to one, enabling us to provide our product to customers more effectively and efficiently.  As we continue to streamline our cost base, we expect to reduce our operating losses through the balance of this year and return to profitability next year.”

Guidance

The Company expects to generate between $150 million and $160 million in revenue during its fiscal third quarter, with a diluted loss per share between $0.14 and $0.06.  This guidance excludes the effect of one-time and non-recurring charges.

Conference Call Information

A conference call to discuss second quarter fiscal 2009 financial results is scheduled for today (August 6, 2009) at 5:00 PM Eastern Time.  A webcast of the call will take place simultaneously and can be accessed by clicking the ‘Investor Relations’ link under the Company section on www.crocs.com or at www.earnings.com. To listen to the broadcast, your computer must have Windows Media Player installed.  If you do not have Windows Media Player, go to www.earnings.com prior to the call, where you can download the software for free.

About Crocs, Inc.
Crocs, Inc. is a designer, manufacturer and retailer of footwear for men, women and children under the Crocs™ brand.

All Crocs™ brand shoes feature Crocs’ proprietary closed-cell resin, Croslite™, which represents a substantial innovation in footwear. The Croslite™ material enables Crocs to produce soft, comfortable, lightweight, superior-gripping, non-marking and odor-resistant shoes. These unique elements make Crocs™ footwear ideal for casual wear, as well as for professional and recreational uses such as boating, hiking, hospitality and gardening. The versatile use of the material has enabled Crocs to successfully market its products to a broad range of consumers.

Crocs™ shoes are sold in 120 countries and come in a wide array of colors and styles. Please visit www.crocs.com for additional information.

Forward-looking statements

The matters regarding the future discussed in this news release include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the following: macroeconomic issues, including, but not limited to, the current global financial crisis; our ability to obtain adequate financing; our significant expansion in recent years; our ability to manage our future growth or decline effectively; changing fashion trends; our defense and the ultimate outcome of a pending class action lawsuit; our ability to accurately anticipate and respond to seasonal or quarterly fluctuations in our operating results; our management and information systems infrastructure; our ability to obtain and protect intellectual property rights; our reliance on third party manufacturing and logistics providers for the production and distribution of products; our limited manufacturing capacity and distribution channels; our reliance on a single source supply for certain raw materials; inherent risks associated with the manufacture, distribution and sale of our products overseas; our reliance on market acceptance of the small number of products we sell; our ability to develop and sell new products; our limited operating history; our ability to accurately forecast consumer demand for our products; our ability to maintain effective internal controls; our ability to attract, assimilate and retain management talent; retail environment; our ability to effectively market and maintain a positive brand image; the effect of competition in our industry; the effect of potential adverse currency exchange rate fluctuations; and other factors described in our annual report on Form 10-K under the heading “Risk Factors” and our subsequent filings with the Securities and Exchange Commission.  Readers are encouraged to review that section and all other disclosures appearing in our filings with the Securities and Exchange Commission.  We do not undertake any obligation to update publicly any forward-looking statements, including, without limitation, any estimate regarding revenues or earnings, whether as a result of the receipt of new information, future events, or otherwise.

CROCS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008

Revenues	$197,722	$222,770	$332,614	$421,310
Cost of sales	96,610	132,482	181,771	245,788
Gross profit	101,112	90,288	150,843	175,522
Selling, general and administrative expenses	90,983	89,857	163,181	166,833
Restructuring charges	5,915	470	5,953	4,319
Impairment charges	23,655	2,903	23,724	13,716
Charitable contributions expense	5,078	—	5,119	—

Loss from operations	(24,519)	(2,942)	(47,134)	(9,346)
Interest expense	562	598	1,257	971
Other expense (income)	(343)	314	(1,446)	(47)
Gain on charitable contributions	(2,024)	—	(2,024)	—
Loss before income taxes	(22,714)	(3,854)	(44,921)	(10,270)
Income tax expense (benefit)	7,567	(5,986)	7,777	(7,875)
Net (loss) income	$(30,281)	$2,132	$(52,698)	$(2,395)
Net Income (loss) per common share:
Basic	$(0.36)	$0.03	$(0.62)	$(0.03)
Diluted	$(0.36)	$0.03	$(0.62)	$(0.03)
Weighted average common shares outstanding:
Basic	84,882,241	82,718,731	84,638,783	82,603,666
Diluted	84,882,241	83,740,782	84,638,783	82,603,666

CROCS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	June 30, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$77,477	$51,665
Restricted cash	813	—
Accounts receivable, net	67,050	35,305
Inventories	111,615	143,205
Deferred tax assets, net	11,386	11,364
Income tax receivable	1,138	24,417
Prepaid expenses and other current assets	21,010	13,415
Total current assets	290,489	279,371

Property and equipment, net	74,475	95,892
Restricted cash	1,795	2,922
Intangible assets, net	34,026	40,892
Deferred tax assets, net	21,669	21,231
Other assets	15,113	15,691
Total assets	$437,567	$455,999

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$42,296	$35,137
Accrued expenses and other current liabilities	48,613	50,076
Accrued restructuring charges	6,445	1,439
Deferred tax liabilities, net	98	30
Income taxes payable	22,311	24,420
Note payable, current portion of long-term debt and capital lease obligations	17,732	22,431
Total current liabilities	137,495	133,533

Deferred tax liabilities, net	5,087	2,917
Long term restructuring	663	959
Other liabilities	32,374	31,427
Total liabilities	175,619	168,836

Commitments and contingencies (note 12)

Stockholders’ equity:
Common shares, par value $0.001 per share; 250,000,000 shares authorized, 86,144,566 and 85,620,566 shares issued and outstanding, respectively, at June 30, 2009 and 83,543,501 and 83,019,501 shares issued and outstanding, respectively, at December 31, 2008	84	84
Treasury Stock, 524,000 shares, at cost	(25,022)	(25,022)
Additional paid-in capital	256,981	232,037
Deferred compensation	(13)	(246)
Retained earnings	11,535	64,233
Accumulated other comprehensive income	18,383	16,077
Total stockholders’ equity	261,948	287,163
Total liabilities and stockholders’ equity	$437,567	$455,999

Crocs, Inc.

Reconciliation of GAAP Measures to Non-GAAP Measures

(In thousands, except share and per share data)

(Unaudited)

The Company prepares and reports its financial statements in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).  Internally, management monitors the operating performance of its business using non-GAAP metrics similar to those below. These non-GAAP measures exclude the effects of foreign exchange rate loss, restructuring activities, inventory write-down, asset impairment charges and unusual gross profit on impaired inventory sales.  In management’s opinion, these non-GAAP measures are important indicators of the continuing operations of our business and provide better comparability between reporting periods because they exclude items that may not be indicative of current period results and provide a better baseline for analyzing trends in our operations. The Company does not, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The Company believes the disclosure of the effects of these items increases the reader’s understanding of the underlying performance of the business and that such non-GAAP financial measures provide investors with an additional tool to evaluate our financial results and assess our prospects for future performance.

Non-GAAP Reconciliations

	3 months ended
	June 30, 2009

GAAP gross profit	101,112
Net gross profit effect of sales of previously impaired units	(25,259	)(1)
Restructuring charges reflected in cost of sales	5,266	(2)
Additional stock-based compensation expense related to tender offer reflected in cost of sales	3,056	(3)
Non-GAAP gross profit	84,175

	3 months ended		3 months ended
	June 30, 2009		June 30, 2008

GAAP selling, general and administrative expense	90,983		89,857
Additional stock-based compensation expense related to tender offer reflected in selling, general and administrative expense	13,261	(3)	—
Foreign currency (gain)/loss	(3,623	)(4)	(1,099)
Non-GAAP selling, general and administrative expense	81,345		90,956

	3 months ended		3 months ended
	June 30, 2009		June 30, 2008

GAAP loss before income taxes	(22,714)		(3,854)
Net gross profit effect of sales of previously impaired units	(25,259	)(1)	—
Additional stock-based compensation expense related to tender offer	16,317	(3)	—
Foreign currency (gain)/loss, net of tax	(3,623	)(4)	(1,099)
Restructuring charges	11,181	(2)	1,372
Asset impairment	23,655	(5)	2,903
Charitable contributions expense	5,078	(5)	70
Gain on charitable contributions	(2,024	)(5)	—
Non-GAAP net income (loss) before income taxes	2,611		(608)
Tax expense	7,567	(6)	(5,986)
Non-GAAP net (loss) income	(4,956)		5,378
Non-GAAP net (loss) income per diluted share	$(0.06)		$0.06

(1) This pro forma adjustment in the GAAP to Non-GAAP reconciliations above represents the gross profit realized on sales of impaired units at selling prices much higher than our previously estimated net realizable value for those units.  Because the amount presented is accretive to our gross profit percentage during the quarter ended June 30, 2009 and represents a substantial change to our previous estimate, management believes that exclusion of the gross profit on these sales in evaluating our results of operations provides important information for the reader of our financial statements as such changes in estimates are not anticipated to be recurring to the extent or magnitude they occurred during the quarter.

(2) This proforma adjustment in the GAAP to Non-GAAP reconciliations above represents non-recurring restructuring charges.  Of the $11.2 million in total Q2 2009 restructuring charges, $5.3 million was reflected in cost of sales and $5.9 million was reflected in its own line item in the calculation of Q2 2009 operating loss.

(3) This proforma adjustment in the GAAP to Non-GAAP reconciliations above represents additional stock-based compensation expense incurred as a result of the acceleration of tendered options from the Q2 2009 tender offer.  The total Q2 2009 additional expense incurred as a result of the tender offer was $16.3 million, of which $3.0 million was reflected in cost of sales and $13.3 million was reflected in selling, general and administrative expense.

(4) The proforma adjustments in this GAAP to Non-GAAP reconciliation represent the add-back of GAAP charges taken in connection with our quarter foreign currency exchange rate loss reflected in selling, general and administrative expense.

(5) The proforma adjustments in this GAAP to Non-GAAP reconciliation represent the add-back of GAAP charges taken in connection with our quarter asset impairment charges as well as the expense and related gain on charitable contributions during the quarter.

(6) Represents GAAP-based tax expense in the quarter.  Because total tax expense in the quarter related only to those jurisdictions where the Company made money as well as taxes on royalty payments, the assumed tax rate on the pro-forma adjustments above is zero.